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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 14, 2003


                              MEGO FINANCIAL CORP.

                   ___________________________________________

              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

              NEW YORK               1-8645                    13-5629885
           (STATE OR OTHER          (COMMISSION              (IRS EMPLOYER
           JURISDICTION OF           FILE NUMBER)          IDENTIFICATION NO.)
             FORMATION)


            1645 VILLAGE CENTER CIRCLE, LAS VEGAS, NV          89134
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 992-4200

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Item 4.  Changes in Registrant's Certifying Accountant.

On April 8, 2003, the Company received a letter of resignation from BDO Seidman, LLP ("BDO"), also dated April 8, 2003, stating in its entirety:

"This will confirm that the client-auditor relationship between Mego Financial Corp. (Commission File Number 1-8645) and BDO Seidman, LLP has ceased." (The letter is attached hereto as Exhibit 3-6)

Prior to the receipt of a telephone call from BDO notifying the Company of this letter, neither management nor the Company's Audit Committee had notice, discussion, or information pertaining to the action taken by BDO Seidman. BDO was engaged on December 27, 2002 to conduct the audit of the Company's financial statements for the fiscal year ended December 31, 2002 and has not rendered any reports on the Company's financial statements.

On April 2, 2003, the auditors from BDO met with the Audit Committee of the Board of Directors of the Company During that meeting the Audit Committee was advised by BDO, based on the progress of their audit, that the Audit Committee could expect that the completion of the audit by BDO would not delay the filing by the Company of its Form 10-K. Management concurred with BDO's proposed conclusion that a "going concern" qualification would be required in BDO's audit report. There were no disagreements or reportable events within the meaning of
Item  304  of  Regulation  S-K.

As of the date of the letter from BDO, neither management nor the Audit Committee were aware of any areas of disagreement between the auditors and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not revolved to BDO Seidman, LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

The Company anticipates that new auditors will be engaged to audit the Company's 2002 financial statements within the next 30 days.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

03-6     Copy of April 8, 2003 letter from BDO Seidman to Mego
Financial Corp.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MEGO FINANCIAL CORP.



                              By:  / s / Floyd W. Kephart
                             -----------------------------------
                                   Floyd W. Kephart
                                   Chief Executive Officer

Dated:  April 14, 2003



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